As filed with the Securities and Exchange Commission on June 28, 2011
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Vertro, Inc.
(Exact name of registrant as specified in its charter)

Delaware	88-0348835
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

143 Varick Street New York, New York	10013
(Address of Principal Executive Office)	(Zip Code)

Vertro, Inc. 2006 Stock Award and Incentive Plan
(Full title of the plan)

John B. Pisaris
General Counsel
Vertro, Inc.
143 Varick Street
New York, New York 10013
(212) 231-2000
(Name and address of agent for service, telephone number,
including area code, of agent for service)

Copies of Correspondence to:

Jeremy D. Siegfried, Esq.
Porter, Wright, Morris & Arthur LLP
41 South High Street
Columbus, Ohio 43215

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐		Accelerated filer ☐
Non-accelerated filer ☐	(Do not check if a smaller reporting company)	Smaller reporting company ☑

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (1)(2)	Proposed maximum aggregate offering price (1)(2)	Amount of registration Fee (1)
Common Stock, $0.005 par value per share	700,000	$2.07	$1,449,000	$168.23

(1)    This Registration Statement shall be deemed to cover an indeterminate number of additional shares of Vertro, Inc. Common Stock, $0.005 par value per share, as may be issuable pursuant to future stock dividends, stock splits, or similar transactions, pursuant to Rule 416(a) and (b) of the Securities Act of 1933, as amended.
(2)    Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) of the Securities Act of 1933, as amended. The maximum aggregate offering price is based on 700,000 additional shares registered for issuance under the Vertro, Inc. 2006 Stock Award and Incentive Plan, multiplied by $2.07, the average of the high and low prices of the Common Stock, $0.005 par value per share, of Vertro, Inc. as reported on the NASDAQ Capital Market on June 21, 2011.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is filed by Vertro, Inc., a Delaware corporation (the “Registrant”), relating to 700,000 shares of Common Stock, $0.005 par value per share (the “Common Stock”), issuable under the Vertro, Inc. 2006 Stock Award and Incentive Plan (the “Plan”), which Common Stock is in addition to the 400,000 shares of Common Stock registered on the Registrant's Form S-8, filed on September 19, 2006 (File No. 333-137458) (the “Prior Registration Statement”).

This Registration Statement relates to securities of the same class as those to which the Prior Registration Statement relates and is submitted in accordance with Instruction E of the General Instructions to Form S-8 regarding Registration of Additional Securities. Pursuant to Instruction E of Form S-8, the contents of the Prior Registration Statement, to the extent relating to the registration of shares of Common Stock under the Plan and except as otherwise set forth in this Registration Statement, are incorporated by reference herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference

The following documents, which have previously been filed by the Registrant, as specified, with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference herein and shall be deemed to be a part hereof:

1.    The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2010 (filed on March 9, 2011) (File No. 0-30428).

2.    The Registrant's reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act since December 31, 2010.

3.    The description of the Registrant's Common Stock that is contained in the Registrant's registration statement on Form 10, filed with the Commission on November 24, 1999 (File No. 0-30428) under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.    Exhibits

Exhibit		Exhibit
Number		Description
4.1	(a)	Amended and Restated Certificate of Incorporation of Vertro, Inc. (formerly known as FindWhat.com, Inc.).

4.2	(a)	Amended and Restated By-laws of Vertro, Inc. (formerly known as FindWhat.com, Inc.).

4.3	(b)	Certificate of Amendment to Certificate of Incorporation of Vertro, Inc.

5	*	Opinion of Porter, Wright, Morris & Arthur LLP regarding legality.

23.1	*	Consent of Porter, Wright, Morris & Arthur LLP (included in Exhibit 5 incorporated herein by reference).

23.2	*	Consent of BDO USA, LLP.

24	*	Power of Attorney (contained on signature page hereto).

99	(c)	Vertro, Inc. 2006 Stock Award and Incentive Plan.

* Filed herewith.

(a)    Incorporated by reference to the exhibit previously filed on September 3, 2004 with Vertro's Form 8-K.

(b)    Incorporated by reference to the exhibit previously filed on August 18, 2010 with Vertro's Form 8-K.

(c)    Incorporated by reference to Appendix A of the Definitive Proxy Statement on Schedule 14A filed on April 29, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S‑8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on June 28, 2011.

Vertro, Inc.

By:	/s/ Peter A. Corrao
Peter A. Corrao
President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Peter A. Corrao and John B. Pisaris and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, severally, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
/s/ Peter A. Corrao	President, Chief Executive	June 28, 2011
Peter A. Corrao	Officer and Director
(principal executive officer)

/s/ James G. Gallagher	Chief Financial Officer	June 28, 2011
James G. Gallagher	(principal financial and accounting officer)

/s/ Lawrence Weber	Chairman of the Board of Directors	June 28, 2011
Lawrence Weber

/s/ Gerald W. Hepp	Director	June 28, 2011
Gerald W. Hepp

/s/ Joseph P. Durett	Director	June 28, 2011
Joseph P. Durett

/s/ Adele Goldberg	Director	June 28, 2011
Adele Goldberg

/s/ Lee S. Simonson	Director	June 28, 2011
Lee S. Simonson

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Vertro, Inc.

EXHIBITS

EXHIBIT INDEX

Exhibit		Exhibit
Number		Description
4.1	(a)	Amended and Restated Certificate of Incorporation of Vertro, Inc. (formerly known as FindWhat.com, Inc.).

4.2	(a)	Amended and Restated By-laws of Vertro, Inc. (formerly known as FindWhat.com, Inc.).

4.3	(b)	Certificate of Amendment to Certificate of Incorporation of Vertro, Inc.

5	*	Opinion of Porter, Wright, Morris & Arthur LLP regarding legality.

23.1	*	Consent of Porter, Wright, Morris & Arthur LLP (included in Exhibit 5 incorporated herein by reference).

23.2	*	Consent of BDO USA, LLP.

24	*	Power of Attorney (contained on signature page hereto).

99	(c)	Vertro, Inc. 2006 Stock Award and Incentive Plan.

* Filed herewith.

(a)    Incorporated by reference to the exhibit previously filed on September 3, 2004 with Vertro's Form 8-K.

(b)    Incorporated by reference to the exhibit previously filed on August 18, 2010 with Vertro's Form 8-K.

(c)    Incorporated by reference to Appendix A of the Definitive Proxy Statement on Schedule 14A filed on April 29, 2011.